UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2016

BTCS Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55141	90-1096644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 N Moore St, Suite 700 Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 764-1084

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into A Material Definitive Agreement.

On June 6, 2016, BTCS Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Purchaser subscribed for up to $375,000 of a 20% Original Issue Discount Junior Secured Convertible Notes (the “Notes”). The aggregate principal amount of the Notes issued at the initial close is $125,000 and the Company received $100,000 after giving effect to the 20% original issue discount. The lead investor was granted the option to require the Company to sell the Purchasers up to two additional Notes in the principal amount of $125,000 during each of the periods that begin with the Initial Closing Date and end (i) on or before 45 days from the Initial Closing Date, and (ii) on or before 90 days from the Initial Closing Date.

The Notes bears no interest accept in the event of default which interest rate is 24% per annum upon the occurrence of an Event of Default (as defined in the Notes), have a maturity date of December 5, 2016 and are convertible (principal, and interest) at any time after the issuance date of the Notes into shares of the Company’s Common Stock at a conversion price equal to $0.30 per share. If an Event of Default has occurred, the Note shall be convertible at 60% of the lowest closing price during the prior twenty (20) trading days of the Company’s Common Stock.

The Notes contains certain covenants, such as restrictions on the incurrence of indebtedness, creation of liens, payment of restricted payments, redemptions, payment of cash dividends and the transfer of assets. The Notes also contains certain adjustment provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions. In addition, subject to limited exceptions, the Purchaser will not have the right to convert any portion of the Note if the Purchaser, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to its conversion. The Purchaser may not convert into or otherwise beneficially own in excess of 9.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to its conversion.

In connection with the Company’s obligations under the Notes, the Company and its subsidiaries (the “Subsidiaries”) entered into a Security Agreement, Pledge Agreement and Subsidiary Agreement with the lead investor, as agent, pursuant to which the Company and the Subsidiaries granted a lien on all assets of the Company (the “Collateral”) excluding permitted indebtedness, for the benefit of the Purchasers, to secure the Company’s obligations under the Notes. Upon an Event of Default (as defined in the Notes), the Purchaser may, among other things, collect or take possession of the Collateral, proceed with the foreclosure of the security interest in the Collateral or sell, lease or dispose of the Collateral.

The use of proceeds from this financing are intended for general corporate purposes. The Company also reimbursed the Purchaser $5,000 for legal fees and expenses from the private placement.

The issuance of the Common Stock is exempt from the registration requirements from the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D thereof. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Common Stock and has not offered securities to the public in connection with such issuance and sale.

The foregoing description of the terms of the Securities Purchase Agreement, the Notes, the Security Agreement, the Pledge Agreement, and the Subsidiary Agreement do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements, the forms of which are filed as exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 to this Current Report on Form 8-K.

ITEM 3.02 Unregistered Sales Of Equity Securities.

See Item 1.01 which is incorporated by reference herein.

ITEM 3.03 Material Modification to Rights of Security Holders.

On June 3, 2016, the Company received the last signature from investors, which investors hold 75% of the units (“Units”) sold to subscribers (“Subscribers”) in the Company private placement offering (the “Offering”) pursuant to that certain subscription agreement by and between the Company and the Subscribers dated on or around April 20, 2015 (the “Subscription Agreement”), to an amendment agreement (the “Amendment Agreement”).

Pursuant to the Amendment Agreement, the Company agreed to pay, on a pro-rata basis to all subscribers that purchased Units in the Offering, and in proportion to the respective Units purchased by each subscriber, pursuant to the Subscription Agreement, an aggregate $250,000 (“Payment”) upon the occurrence of the following events and in the amounts and on payment dates set forth in connection with such events: (i) in the event of a closing of any one or more equity or debt financing resulting in aggregate gross proceeds from the date of this Amendment of $350,000 or less, a payment towards the then-remaining Payment equal to ten-percent (10%) of such gross proceeds shall be made within three (3) business days of the closing of any such equity or debt financing; (ii) in the event of a closing of any one or more equity or debt financing resulting in aggregate gross proceeds from the date of this Amendment of $350,000 or more but less than $1,000,000, a payment towards the then-remaining Payment equal to twenty-percent (20%) of such gross proceeds shall be made within three (3) business days of the closing of any such equity or debt financing; (iii) at any of the Company’s fiscal-year-ends payment will be made in the amount of available cash prior to any payments of bonuses payable to Mr. Allen, the Company’s CEO, CFO and Chairman, and Mr. Handerhan, the Company’s COO, Secretary and Director; and (iv) upon closing of any one or more equity or debt financing resulting in aggregate gross proceeds from the date of this Amendment of $1,000,000 or more, a payment of all then-remaining Payment within three (3) business days of the closing of any such equity or debt financing.

In consideration for the Payment, the Subscribers agreed to limit any remedies currently due, if any, or to which they may be entitled in the future, under the “Favored Nations Provision” of the Subscription Agreement, to the additional issuance of common stock (“Common Stock”) of the Company and warrants (“Warrants”) to purchase Common Stock up to the Common Stock and Warrants that would not result in each respective Subscriber beneficially owning over 4.99% of the Company’s issued and outstanding Common Stock.

The foregoing information is a summary of the Amendment Agreement, is not complete, and is qualified in its entirety by reference to the full text of the Amendment Agreement, which is attached as an exhibit to this Current Report on Form 8-K. Readers should review the Amendment Agreement for a complete understanding of the terms and conditions associated with this transaction.

ITEM 9.01 Financial Statements And Exhibits

(d) Exhibits. The following exhibits are filed with this Report:

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement
10.2	Form of Notes
10.3	Form of Security Agreement
10.4	Form of Pledge Agreement
10.5	Form of Subsidiary Agreement
10.6	Amendment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Dated: June 7, 2016	By:	/s/ Charles W. Allen
Charles W. Allen
Chief Executive Officer